SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 31, 2004

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of Principal Executive Offices)		(Zip Code)

Registrant=s telephone number, including area code (858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2004, SYS, a California corporation, completed its acquisition of all of the outstanding securities of Polexis, Inc., for $6,500,000 in cash, SYS common stock, notes payable and assumption of debt.  As a result of the acquisition, Polexis became a wholly owned subsidiary of SYS and therefore, will be included in the consolidated financial results of SYS effective for periods subsequent to the closing.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)                                  Financial Statements of Business Acquired

(1)          Polexis’ audited (i) Balance Sheet as of June 30, 2003; (ii) Statement of Operations for the year ended June 30, 2003; (iii) Statement of Stockholders’ Equity for the year ended June 30, 2003; (iv) Statement of Cash Flows for the year ended June 30, 2003 and (v) related notes to consolidated financial statements along with the Report of Independent Auditors are filed with this report as Exhibit 99.1.

(2)          Polexis’ unaudited (i) Closing Balance Sheet as of March 31, 2004; (ii) Statement of Operations for the nine months ended March 31, 2004; (iii) Statement of Cash Flows for the nine months ended March 31, 2004 and (iv) related notes to financial statements are filed with this report as Exhibit 99.2.

(b)           Pro Forma Financial Statements

(1)   Unaudited Pro Forma (i) Combined Balance Sheet as of March 26, 2004 for SYS and March 31, 2004 for Polexis; (ii) Combined Statement of Operations as of March 26, 2004 for SYS and March 31, 2004 for Polexis and (iii) the related notes thereto are filed with this report as Exhibit 99.3.

(2)   Unaudited Pro Forma Combined Statement of Operations for the year ended June 30, 2003 and the related notes thereto are filed with this report as Exhibit 99.3.

(c)                                  Exhibits

99.1                     Polexis’ audited (i) Balance Sheet as of June 30, 2003; (ii) Statement of Operations for the year ended June 30, 2003; (iii) Statement of Stockholders’ Equity for the year ended June 30, 2003; (iv) Statement of Cash Flows for the year ended June 30, 2003 and (v) related notes to consolidated financial statements along with the Report of Independent Auditors.

99.2                     Polexis’ unaudited (i) Closing Balance Sheet as of March 31, 2004; (ii) Statement of Operations for the nine months ended March 31, 2004; (iii) Statement of Stockholders’ Equity for the nine months ended March 31, 2004; (iv) Statement of Cash Flows for the nine months ended March 31, 2004 and (v) related notes to financial statements.

99.3                     Unaudited Pro Forma (i) Combined Balance Sheet as of March 26, 2004 for SYS and March 31, 2004 for Polexis; (ii) Combined Statement of Operations as of March 26, 2004 for SYS and March 31, 2004 for Polexis (iii) Combined Statement of Operations for the year ended June 30, 2003 and (iv) related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: June 15, 2004	By:	/s/ Edward M. Lake
Edward M. Lake
Chief Financial Officer